UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2017

QUADRANT 4 SYSTEM CORPORATION
(Exact name of Registrant as Specified in its Charter)

Illinois	33-42498	65-0254624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 E. Woodfield Road, Suite 205 Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

(855) 995-7367
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                               Regulation FD Disclosure.

As previously reported by Quadrant 4 System Corporation (the “Company”) in its Current Report on Form 8-K dated July 5, 2017 (the “Petition Date”), the Company filed a voluntary petition for relief commencing a case under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), designated as Case Number 17-19689 (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”).

On June 30, 2017, the Company filed with the Bankruptcy Court a motion to, among other things, approve the sale of substantially all of the Company’s assets pertaining to five (5) of its business units commonly referred to as: (a) the U.S. Solutions Business; (b) the Hybrid Solutions Business; (c) the Legacy Staffing Business; (d) the QEDX Education Platform; and (e) the India Solutions Business.  On July 11, 2017, the Bankruptcy Court approved the motion and the Sale Notice, a copy of which is attached hereto as Exhibit 99.1.

The foregoing description of the Sale Notice referenced above is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Sale Notice, dated as of July 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

By:	/s/ Robert Steele
Robert H. Steele, Chief Executive Officer

Date:  July 13, 2017

Exhibit No.	Description of Exhibit

99.1	Sale Notice, dated as of July 11, 2017